SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(A) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                 [ ]    Preliminary Proxy Statement
                 [ ]    Confidential, for Use of the Commission
                           Only (as permitted by Rule 14a-6(e)(2))
                 [X]    Definitive Proxy Statement
                 [ ]    Definitive Additional Materials
                 [ ]    Soliciting Material Pursuant to ss.240.14a-12



                              THERMODYNETICS, INC.
                              --------------------
                (Name of Registrant as Specified In Its Charter)

           ____________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:______
      (2)  Aggregate number of securities to which transaction applies:_________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______

      (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:________________________________________________________________

           [ ] Fee paid previously with preliminary materials:
           [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1) Amount Previously Paid:__________________________________________
           (2) Form, Schedule or Registration Statement No.:____________________
           (3) Filing Party:____________________________________________________
           (4) Date Filed:______________________________________________________

TDYN Proxy Oct 25, 2005 (PROXY Definitive for Edgar 09-04-05 (1))

[Thermodynetics logo]

                    _________________________________________


                              THERMODYNETICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    _________________________________________

                                November 14, 2005

         The Annual Meeting of Stockholders of Thermodynetics, Inc. (the "COMPANY") for the fiscal year ended March 31, 2005 will be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 on Monday, November 14, 2005 at 9:30 A.M. (EST) for the purpose of considering and acting upon the following matters:

               1.   Election of five (5) directors (Proposal One).

               2. Such other business as may properly come before the meeting or any adjournments thereof.

         Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on October 7, 2005 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope. A prompt response will avoid the cost to the Company of additional mailings of proxy solicitations.

                                      By Order of the Board of Directors

                                      Thermodynetics, Inc.

                                      Robert A. Lerman
                                        President & CEO

October 14, 2005
Windsor, Connecticut 06095

         PLEASE  COMPLETE  AND  PROMPTLY  RETURN  YOUR  PROXY  IN  THE  ENCLOSED
         ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

[Thermodynetics logo]

                             _____________________

                              THERMODYNETICS, INC.

                                 PROXY STATEMENT
                             _____________________


         This Proxy Statement is first being mailed to Stockholders on or about October 14, 2005 in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation (the "COMPANY"), to be held on Monday, November 14, 2005 at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST), and any adjournments thereof.

         Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders, a form of Proxy for such meeting and the Company's Annual Report for the fiscal year ended March 31, 2005 including financial statements with respect to such year. All proxies which are properly filled in, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Such proxies may be revoked by any stockholder prior to the exercise thereof and stockholders who are present at the meeting may withdraw their proxies and vote in person if they so desire. The Board of Directors has fixed the close of business on October 7, 2005 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof. If no selections are made, the proxies will be voted FOR the candidates nominated by the Board of Directors.

         The expense of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefore) to solicit proxies personally, and by telephone and other communication mediums. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and may reimburse such persons for their services in doing so.

         Vote Required, Principal Stockholders and Stockholdings of Management - The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting.

         As of the record date, the Company had 3,953,717 shares of its Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

      Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

Thermodynetics, Inc.             Proxy Statement                         Page 2

      The affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting is required for the election of directors (Proposal One); the five nominees for Director receiving the largest number of votes cast at the meeting will be elected.

      An abstaining vote counts towards establishing a quorum, but its effect on the actual vote counts differs depending on the subject matter of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election. There are no other proposals to be considered at the meeting.

      A broker non-vote counts towards establishing a quorum. In the proposals for the election of directors, broker non-votes are not included in the tabulation of the voting results and therefore do not affect the outcome of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

         The holders of shares of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

         Holders of an aggregate of 3,953,717 shares of the Company's Common Stock are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company's officers and directors have the right to vote an aggregate 2,028,226 shares representing fifty-one and four-tenths of one percent (51.4%), and together with four directors serving as trustees of the Company's 401(k) plan have the right to vote an aggregate 2,404,777 shares representing sixty and eight-tenths of one percent (60.8%), of all shares which are outstanding and entitled to be voted, have stated their intentions to vote their shares FOR Proposal One.


                       ACTIONS TO BE TAKEN AT THE MEETING
                              ELECTION OF DIRECTORS
                                 (Proposal One)

         This proposal before the stockholders at the Annual Meeting is the election of five directors to the Company's Board of Directors. Directors hold office for a term of one year and shall serve until his successor is elected and is qualified. The shares represented by proxies will be voted in favor of the election of the nominees named below as directors. Authority to vote for the election of directors shall be deemed granted by proxy unless specifically withheld. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to serve as a director, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES.

NOMINEES FOR ELECTION AS DIRECTORS

NOMINEE                         BORN     POSITION                                       DIRECTOR SINCE
--------                        ----     --------                                       --------------
John F. Ferraro                 1934     Chairman of the Board and Secretary                1979
Robert A. Lerman                1935     President, Chief Executive Officer and Director    1979
Anthony C. Mirabella            1940     Director                                           1985
John J. Hughes                  1926     Director                                           2003
Fred H. Samuelson               1931     Director                                           2003

PRINCIPAL OCCUPATIONS OF DIRECTORS AND NOMINEES DURING THE PAST FIVE YEARS

Thermodynetics, Inc.             Proxy Statement                         Page 3


          JOHN F. FERRARO holds the degree of Bachelor of Science in Industrial Engineering, New York University (1962). In 1979, Mr. Ferraro was elected Secretary and a Director of the Company. Since 1981, Mr. Ferraro has been Chairman of the Board of the Company. In 1997, Mr. Ferraro became Secretary and a Director of Pioneer Ventures Corp. ("PVC") and a manager of Ventures Management --- Partners LLC ("VMP"), the general partner of a partnership formed for the purpose of providing venture capital financing to other --- companies. Mr. Ferraro was appointed a Director of Initio, Inc. in 2003. See "Certain Transactions".

          ROBERT A. LERMAN holds the degrees of Bachelor of Mechanical Engineering, College of the City of New York (1957), Master of Science in
Mathematics,  Adelphi  College  (1961),  and  Master of  Science  in  Electrical
Engineering, University of Connecticut (1964). In 1979, Mr. Lerman was elected Treasurer and a Director, in 1980 President of the Company and was appointed Chief Executive Officer in 2002. Mr. Lerman co-authored the text book, Nonlinear Systems Dynamics, which was published in 1992 by Van Nostrand Reinhold, New York, New York. In 1997, Mr. Lerman became President and a Director of PVC and a manager of VMP. In 2002 he became a director of 4uDr, Inc. Mr. Lerman also serves as a consultant to other companies none of which are competitive with the Company. See "Certain Transactions".

          ANTHONY C. MIRABELLA holds the degrees of Bachelor of Mechanical Engineering, Stevens Institute of Technology (1962) and Master in Business Administration, Western New England College (1969). He was elected a Director of the Company in 1985. Mr. Mirabella was employed by Connecticut Natural Gas Corporation from 1971 to 2000, and last served as a Senior Vice President of said concern, responsible for the Energy Network, Inc. and its district heating and cooling operations. Mr. Mirabella, since 2003, has been providing engineering consulting services to the district heating and cooling industry in Nashville, Tennessee.

          JOHN J. HUGHES was appointed a Director of the Company in March, 2003. Mr. Hughes was the founder, and served from 1970 through 1990 as the president and chief executive officer of East Windsor Metal Fabricating Inc.; Mr. Hughes continues to provide services on a consulting basis to that company.

          FRED H. SAMUELSON was appointed a Director of the Company in March, 2003. Mr. Samuelson holds the degree of Bachelor of Science of Mechanical Engineering, University of Connecticut (1954); and completed a portion of the masters curriculum. Mr. Samuelson was the founder, and served from 1982 through 2001 as the president of Samuelson Engineering Inc., a cutting tools supplier and mechanical components design consultant.

         Executive Officers who are not Nominees for Director

          ROBERT I. LIEBERMAN born in 1954, is the Company's Treasurer and Chief Financial Officer. He is a certified public accountant. He holds the degree of Bachelor of Science in Accounting and Business Administration from the State University of New York (1975). Mr. Lieberman joined the Company as corporate controller in 1986, in 1987 was elected Controller and Chief Financial Officer, and in 1992 was elected Treasurer. In 1995 Mr. Lieberman was elected President of Turbotec Products, Inc., and in 2003 he was elected President of Vulcan Industries, Inc., the Company's two principal operating subsidiaries.


CORPORATE GOVERNANCE:  BOARD AND COMMITTEES

      Attendance at Meetings:  During FY-2005,  the Board of Directors held four
(4) meetings. All members of the Board of Directors in FY-2005 attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members.

      Directors are expected to attend the Annual Meeting of Shareholders. However, the Board of Directors recognizes that circumstances may occasionally preclude attendance by all directors. All of the Company's directors attended the Company's annual meeting for the 2004 fiscal year.

      Nominating/Corporate Governance Committee: The Nominating/Corporate Governance Committee was formed in fiscal 2004 currently consists of the full board of directors. The principal responsibilities of the Nominating/Corporate Governance committee are (i) to make recommendations on the size and composition

Thermodynetics, Inc.             Proxy Statement                         Page 4

of the Board, (ii) to establish criteria for Board membership and review and recommend potential candidates to the full Board of Directors, and (iii) to develop and recommend corporate governance principles. The Nominating/Corporate Governance committee held one (1) meeting as a part of a regular board meeting during fiscal year ended March 31, 2005 to discuss and establish corporate governance principles. The Committee has not considered new nominees to the board of directors because a majority of the board is independent. The principles for seeking new nominees or filling vacancies on the board are outlined in the Committee's charter which is located on the Company's web site at www.Thermodynetics.com/ under Investor Relations.

      While the Board of  Directors  has  delegated  the  selection  and initial
evaluation  of  potential  directors  to  the  Nominating/Corporate   Governance
Committee, the Board retains final approval of all nominations.

      Compensation Committee: The Compensation Committee was formed in fiscal 2005 and currently consists of Messrs. John J. Hughes, Anthony C. Mirabella, and Fred H. Samuelson, all of whom are independent members of the Board of Directors. The principal responsibilities of the Compensation Committee are (i) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (ii) subject to limitations set forth in the plans, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (iii) to review management development and succession programs. The Compensation Committee was formed in 2004 and held one (1) meetings during fiscal year ended March 31, 2005. The Compensation Committee's charter is located on the Company's web site at www.Thermodynetics.com/ under Investor Relations.


         Audit Committee. The Audit Committee, consists of John J. Hughes, Anthony C. Mirabella, and Fred H. Samuelson, all of whom are independent members of the Board of Directors. The Audit Committee has the responsibility to ascertain that the Company's financial statements reflect fairly the financial condition and operating results of the Company and to appraise the accounting and operating controls. The audit committee is to (i) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) review and appraise the audit efforts of the Company's independent accountants, (iii) review and confirm the Company's financial statements contained in filings with the SEC, (iv) review and confirm matters relating to the examination of the Company by its independent auditors,
(v) review the use and security of the Company's liquid assets through the review of the Treasurer's function, (vi) reassess its charter annually and recommend any proposed changes to the Board for approval, and (vii) recommend the appointment of independent accountants to the Board of Directors for its consideration and approval. The Audit Committee held one (1) meetings during fiscal 2005. The responsibilities of the Audit Committee are outlined in a written charter. The Audit Committee's charter is located on the Company's web site at www.Thermodynetics.com/ under Investor Relations, and is attached to this proxy statement.


INDEPENDENCE OF DIRECTORS

      The Board believes Messrs. Hughes, Mirabella and Samuelson qualify as "independent directors".

COMMUNICATION WITH DIRECTORS

      Stockholders wishing to communicate with the non-management directors of the Company should send their correspondence to: Board of Directors, Thermodynetics, Inc., 651 Day Hill Road, Windsor, CT 06095. Stockholders can also communicate to individual Board members at the same address.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS

         The following table sets forth, as of September 2, 2005, the number of shares of the Company's Common Stock owned beneficially to the knowledge of the Company, by each beneficial owner of more than 5% of such Common Stock, by each director, by each officer and by all officers and directors of the Company as a group. The shares underlying the ISOs held by one officer which are presently exercisable are deemed beneficially owned. All amounts are reflected on a post-reverse-split (April 18, 2005) basis.

Thermodynetics, Inc.             Proxy Statement                         Page 5

      Name and Address(1)             Amount and Nature               Percent of
      of Beneficial Owner             of Beneficial Ownership        Class Owned
      -------------------             -----------------------        -----------

      Directors and Officers
      ----------------------

      Robert A. Lerman                  1,075,654shs (2)(4)              27.3%
      John F. Ferraro                     818,667shs (3)                 20.8%
      Anthony C. Mirabella                 58,358shs (4)                  1.5%
      John J. Hughes                       10,000shs (4)                  0.3%
      Fred H. Samuelson                    10,000shs (4)                  0.3%
      Robert I. Lieberman                  55,548shs (5)                  1.4%

      All officers and                  2,028,226shs (6)                 51.4%
      directors as a group
      (six persons)

      OTHER 5% SHAREHOLDERS
      Thermodynetics, Inc. 401(k)         376,551shs                      8.9%
      Retirement Savings Plan



      (1) The address of all officers and directors is c/o the Company, 651 Day Hill Road, Windsor, CT 06095.

      (2) Includes 42,212 shares held for Mr. Lerman in trust under the Company's 401(k) Plan; includes 48,905 shares held by the spouse of Mr. Lerman. Includes 180,000 shares which have vested and have been issued and distributed; see "February 20, 2004 Stock Bonuses".

      (3) Includes 23,054 shares held for Mr. Ferraro in trust under the Company's 401(k) Plan.

      (4) Excludes the aggregate 376,551 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees.

      (5) Includes 3,388 shares held in trust under the Company's 401(k) Plan. Includes 30,000 shares which have vested and have been issued and distributed; see "February 20, 2004 Stock Bonuses".

      (6) Includes an aggregate 68,654 shares held in trust under the Company's 401(k) Plan for each respective officer's account; excludes the aggregate 376,551 shares held in trust by the trustees of the 401(k) Plan for all of the participating employees. Includes 48,905 shares held by the spouse of Mr. Lerman.


REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth on an accrual basis for the three most recent fiscal years, the remuneration of each of the Company's executive officers whose remuneration exceeded $100,000 and for all officers of the Company as a group. SUMMARY COMPENSATION TABLE


                                                                    Long-Term Compensation
                                            Annual             -----------------------------------------
                                         Compensation                  Awards           Payouts    Other
                                         ---------------------------------------------------------------
                                                                                                   Company
                                                       Other         Stock     Options/  LTIP       401(k)
Name/Position             Fiscal Year   Salary/Bonus   Compensation  Awards     SARS     Payouts   Contrib.
-------------             -----------   ------------   ------------  ------     ----      -------  --------

Robert A. Lerman(1)       2005         $244,919 (2)     $3,629          $ 0     0 shs     $0       $2,367
President, CEO            2004         $292,212 (2)     $4,036      $60,300     0 shs     $0       $2,855
& Director                2003         $281,750 (2)     $3,612       $2,500     0 shs     $0       $1,927

John F. Ferraro (1)       2005         $242,919 (2)     $2,880           $0     0 shs     $0         $796
Chairman of the Board,    2004         $212,317 (2)     $2,880       $1,750     0 shs     $0       $1,077
Secretary & Director      2003         $231,249 (2)     $3,118       $2,500     0 shs     $0         $825

Thermodynetics, Inc.             Proxy Statement                         Page 6

Robert I. Lieberman(3)    2005         $171,482         $6,106       $5,363     0 shs     $0           $0
Treasurer and CFO &       2004         $159,365         $7,731       $6,481     0 shs     $0           $0
President of Turbotec &   2003         $161,732         $7,263       $2,500     0 shs     $0           $0
Vulcan

____________________________________________________

       (1)    See "Employment and Other Compensatory Arrangements".

       (2) In 2005, 2004, and 2003, Mr. Lerman received cash bonuses of $65,000, $110,000, and $75,000, respectively. In 2005, 2004, and
              2003, Mr. Ferraro received cash bonuses of $63,000, $35,000, and $25,000, respectively.

       (3) Mr. Lieberman entered into a five year employment contract with the Company's primary operating subsidiary effective April 1, 1996 which has been renewed on a year-to-year basis. The contract provides for a base salary and bonus pay based on performance targets established by the board of directors. The employment contract requires the Company to provide certain other benefits including life and disability insurance, subject to a maximum cost per year. The contract provides termination for "cause"
              immediately or by the employee on 90 days prior written notice. The contract also provides for termination by the Company in which event the employee would be paid termination compensation for 180 days.
         ____________________

EMPLOYMENT AND OTHER COMPENSATORY ARRANGEMENTS

         For the fiscal year ending March 31, 2006, the Company anticipates paying aggregate direct remuneration (based on current salaries and anticipated bonuses) of approximately $650,000 to all officers as a group (three persons) of which Mr. Lerman will be paid approximately $250,000, Mr. Ferraro will be paid approximately $200,000, Mr. Lieberman will be paid approximately $180,000.

         Messrs. Lerman and Ferraro each entered into five-year employment contracts with the Company effective April 1, 2004. Each employment contract provides for a basic annual salary of $180,000 with an annual increase at April 1st of each subsequent year based on increases in the Consumer Price Index for all Urban Consumers for the New York, New Jersey, and Connecticut Region. Each employment contract requires the Company to provide medical insurance coverage for the employee as well as $50,000 of group term insurance, and $65,000 annual expense reimbursement of additional insurance of each employee's selection. In July 2003, the Company cashed-in and terminated two insurance policies receiving approximately $635,000; the net receivable of $102,875 due the Company from the policies was written-off. In addition, each employment contract contained a provision providing that in the event of disability, the employee will receive disability payments equal to the annual salary of the employee for five years (with proportional reductions in the event of partial disability); and $6,500 per year for tax planning services. The contract may be terminated by the employee on 120 days prior written notice. The contract may also be terminated by the Company in which event the employee will be paid termination compensation equal to each employee's then current salary for five years; in the event there is a change in control of the Company and the employee is terminated, the employee shall receive twice the amount of termination compensation which would otherwise be due. Further, the employee may opt to terminate the employment contract and shall be paid a lump-sum equal to 12 months' basic salary.

COMPENSATION OF DIRECTORS

      During the fiscal year ended March 31, 2005, aggregate directors' fees of $21,000 and stock bonus awards of 30,000 shares valued at an aggregate of $4,000, were paid to the Company's three independent directors who are not officers or employees. It is anticipated that such directors will be paid an aggregate of approximately $21,000 in directors' fees in the fiscal year ending March 31, 2006.

      It is the general policy of the Board that compensation for independent directors should be a mix of cash and equity-based compensation. Employee directors are not paid for service as directors in addition to their regular employee compensation.

      In fiscal year ended March 31, 2005, each independent director was paid $3,000 plus a fee of $500 per each meeting of the Board of Directors or a committee of the Board of Directors that they attended. In addition, independent directors received out-of-pocket expenses for each regular meeting of the Board of Directors attended, either in person or telephonically.

Thermodynetics, Inc.             Proxy Statement                         Page 7

INCENTIVE STOCK OPTIONS

                  2002 INCENTIVE STOCK OPTION PLAN - On October 22, 2002, the Company's stockholders approved the adoption of the Company's 2002 Incentive Stock Option Plan (the "2002 ISO PLAN") reserving 500,000 shares (100,000 shares on a post-split basis) of the Company's Common Stock for issuance pursuant to incentive stock options qualified under the U.S. Internal Revenue Code of 1986 which may be granted under the 2002 ISO Plan at exercise prices at least equal to 100% of the fair market value of the Common Stock on the date of the effective date of the grant of the option.

         At September 2, 2005 no ISOs under the 2002 ISO Plan were outstanding. No options under the 2002 ISO Plan were granted in fiscal year ended March 31, 2005. The 2002 ISO Plan will expire on July 31, 2012.

NON-QUALIFIED STOCK INCENTIVE PLAN

                  2002 NON-QUALIFIED STOCK INCENTIVE PLAN - On October 22, 2002, the Company's stockholders approved the adoption of the Company's 2002 Non-Qualified Stock Incentive Plan ("2002 NQ PLAN") reserving 500,000 shares (100,000 shares on a post-split basis) of the Company's Common Stock for issuance pursuant to the 2002 NQ Plan in the form of stock options, stock bonus, or stock appreciation rights ("SAR"). The purchase price for the exercise of shares subject to any option shall not be less than 33.33% of the fair market value ("FMV") of the shares of common stock of the Company on the effective date of the option and in no event shall be less than the par value of the common stock; the value of the shares subject to any bonus shall be equal in value to a fixed dollar amount and such value shall not be less than 33.33% of the FMV of the shares of common stock of the Company on the effective date of the bonus and in no event shall be less than the par value of the common stock; the value of an SAR award of stock is equal to or less than (as the Board may determine) the excess of the FMV of one share of stock on the date of the exercise of the SAR less the FMV of one share of stock on the effective date of the award, the result of which is multiplied by the number of shares with respect to which the SAR shall have been exercised. The NQ Plan will expire on December 31, 2012.

         No stock incentives were issued under the 2002 NQ Plan in fiscal year ended March 31, 2005, except as follows:

         August 31, 2004 Stock Bonus - On May 4, 2004 the Company's Board of Directors approved the award of 25,000 (5,000 post-split) shares ("AUG-04 STOCK BONUS") to one employee which was accepted and effective as of August 31, 2004. The bonus was valued at a price per share of $0.09 which equaled one-third of the closing price in the over-the-counter market on May 4, 2004.

         OPTION GRANTS IN LAST FISCAL YEAR. No options were granted in the last fiscal year.

AGGREGATED EXERCISES

         AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES - No options were exercised during fiscal year ended March 31, 2005 to purchase common stock of the Company. No options were outstanding at the record date. The aggregated option exercise values at fiscal year-end held by the executive officers equals zero.

STOCK BONUSES

         January 14, 2004 Stock Bonuses - On October 30, 2003 the Company's Board of Directors approved the award of an aggregate of 100,000 shares ("JAN-04 STOCK BONUS") effective January 14, 2004. The bonuses were valued at a price per share of $0.0667 which equaled one-third of the closing price in the over-the-counter market on October 30, 2003. Of the total 100,000 shares, the three independent directors and one officer/director of the Company were issued 25,000 shares each.

         February 20, 2004 Stock Bonuses - On October 30, 2003 the Company's Board of Directors approved the award of an aggregate of 1,050,000 (210,000 shares on a postsplit basis) shares ("FEB-04 STOCK BONUS") effective February

Thermodynetics, Inc.             Proxy Statement                         Page 8

20, 2004. The bonuses were valued at a price per share of $0.0667 which equaled one-third of the closing price in the over-the-counter market on the valuation date of October 31, 2003. Of the total 1,050,000 shares, one officer/director and one officer of the Company were issued 900,000 (180,000 postsplit) shares and 150,000 (30,000 postsplit) shares respectively. At July 31, 2005 all such shares have vested and have been issued and distributed.

         The compensation values of the stock bonuses received by the named executive officers and directors of the Company during the last three fiscal years are reflected in the Summary Compensation Table at the column labeled "Restricted Stock Awards".

EMPLOYEE RETIREMENT SAVINGS PLAN

The Company made its matching contributions to the Thermodynetics, Inc. 401(k) Retirement Savings Plan (the "401(K) PLAN") for the plan year ending December 31, 2004 equal to 30,000 post-split shares of the Company's common stock, on the condition that the value of such grant does not exceed $30,000 at a one-third valuation of the market price. See Note 18 of Notes to Consolidated Financial Statements. The assets of the 401(k) Plan are held in trust for the exclusive benefit of the participants by the trustees of the Plan, Messrs. Mirabella, Hughes, Samuelson, and Lerman as the trustees. The Company has not yet determined its matching contributions to the 401(k) Plan for the plan year ending December 31, 2005.

         The compensation value of the 401(k) participation received by the below listed officers and directors is reflected in the Summary Compensation Table at the column labeled "Company 401(k) Contribution" at Item 10(a) hereof. The following table sets forth the number of shares of Common Stock contributed to the below referenced persons or groups of persons during the 401(k) Plan year ended December 31, 2004, Column (1), and for all years from inception of the Plan through Plan year ended December 31, 2004, Column (2). All amounts are reflected on a post-reverse-split (April 18, 2005) basis.


                                             Shares Contributed by the Company
      Name                                   and Held in Trust Under 401(k) Plan
      ----                                   -----------------------------------
      Officers and Directors                  Column (1)           Column (2)
      ----------------------                  ----------           ----------

                                                               (Aggregate)
      Robert A. Lerman(z)                      2,959                42,212
      John F. Ferraro                            995                23,054
      Robert I. Lieberman                         -0-                3,388
      Anthony C. Mirabella(z)                     -0-                   -0-
      John J. Hughes(z)                           -0-                   -0-
      Fred H. Samuelson(z)                        -0-                   -0-

      All officers and directors as
      a group(z)                               3,954                68,654
         (6 persons)

      Total Matching Contribution             30,000               376,551
      to all employees
      (93 persons)

      (z) Trustees of the 401(k) Plan. Excludes the aggregate shares held in trust by the trustees of the 401(k) Plan for all participating employees.

OTHER PLANS

         The Company does not have any pension or similar  plan.  See  footnotes
(1) and (3) to the cash compensation table as to the Company's employment contracts with Messrs. Lerman, Ferraro and Lieberman containing disability and termination payment provisions.

Thermodynetics, Inc.             Proxy Statement                         Page 9

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         At the fiscal year end and through the date hereof, the Company had not received any reports from any director, officer or principal shareholder which indicated on the report, or by calculation based on the transaction and receipt dates, or is not otherwise aware, that any report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 was not filed on a timely basis.

                              CERTAIN TRANSACTIONS

         None of the officers and directors of the Company are currently engaged in businesses competitive to the business of the Company. During the last two
(2) fiscal years, the Company has not been engaged in transaction(s) with any officers, directors, beneficial holders of more than 5% of its outstanding voting securities and entities with which they were affiliated, EXCEPT as presented below.

                  WITH DIRECTORS AND OFFICERS, AND RELATED PERSONS.
                  ------------------------------------------------
         (A) 1995 Stock Option Loans - A total of 3,903,068 (780,063 post-split) shares of common stock were issued to two officers/directors and one director upon the exercise and purchase of the shares underlying their 1995 stock options. The two officers/directors issued promissory notes evidencing the obligation and such notes were paid in full during fiscal year 2005. See "Recent Sales of Unregistered Securities", and "Officer Loans".

         (B) March 27, 2003 Stock Bonuses -The Company awarded an aggregate of 195,000 (39,000 post-split) shares ("2003 STOCK BONUS") effective March 27, 2003. The bonuses were valued at a price per share of $0.033 which equaled one-third of the closing price in the over-the-counter market on March 27, 2003. Of the total 195,000 shares, the five directors and one officer of the Company were issued 25,000 shares each, and 45,000 shares were reserved for issuance to three employees.

         (C) January 14, 2004 Stock Bonuses - The Company awarded an aggregate of 100,000 (20,000 post-split) shares ("JAN-04 STOCK BONUS") effective January 14, 2004. See "Stock Bonuses".

         (D) February 20, 2004 Stock Bonuses - The Company awarded an aggregate of 1,050,000 (210,000 post-split) shares ("FEB-04 STOCK BONUS") effective February 20, 2004. See "Stock Bonuses".

         (E) Life Insurance Receivable Write-Off - In July 2003, the Company cashed-in and terminated two insurance policies receiving approximately $635,000; the net amount of $102,875 due the Company under the agreement for the Company to receive was written-off.

         (F) Employment Agreements- The Company entered into employment agreements with two officers/directors effective April 1, 2004. See "Summary Compensation" footnote (1) to the table therein, and Exhibit 10(i) to 10-Ksb filed 29 June 2004.

         (G) Private Placement & Loans -Two affiliated officer/directors entered into subscription agreements with the Company in the Company's private placement offering whereby $150,000 was borrowed by the Company from such officer/directors. Further, all investors each received warrants to purchase common stock at an exercise price of $1.40 per share.

INFORMATION CONCERNING INDEPENDENT PUBLIC AUDITORS

         The firm of Mahoney Sabol & Company, LLP, certified public accountants, 95 Glastonbury Boulevard, Glastonbury, Connecticut 06033, audited the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2005. Mahoney Sabol & Company, LLP was first appointed to serve as the Company's auditors and principal accountant on November 30, 2000. Representatives of such firm are not expected to be present at the Annual Meeting of Stockholders.

Thermodynetics, Inc.             Proxy Statement                         Page 10

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees - Fees for the professional audit services rendered by Mahoney, Sabol & Co., LLP for the audit of the Company's annual financial statements for the years ended March 31, 2005 and 2004 equaled $50,000, and $54,000, respectively.

Audit-Related Fees - Fees for the review of the financial statements included in our quarterly reports for the fiscal years ended March 31, 2005 and 2004 equaled $10,500, and $10,500, respectively.

Tax Fees - Fees for tax preparation services for the fiscal years ended March 31, 2005 and 2004 equaled $7,000, and $7,000, respectively.

All Other Fees - All other fees for professional services rendered by Mahoney, Sabol & Co., LLP consisting of accounting services in connection with the acquisition of Vulcan Industries, Inc. in August, 2003, and other non-audit fees for the fiscal years ended March 31, 2005 and 2004 equaled, in the aggregate, $1,325, and $7,500, respectively.

The Company evaluated whether providing non-audit services by Mahoney, Sabol & Co., LLP for the fiscal year ended March 31, 2005 is compatible with maintaining the principal accountant's independence.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of directors for the 2003 fiscal year end Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 651 Day Hill Road, Windsor, Connecticut 06095 on or before May 16, 2006.

FORM 10-KSB ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005 as filed with the Securities and Exchange Commission may be obtained by any stockholder entitled to vote at the November 14, 2005 Annual Meeting of Stockholders by addressing a written request to the Secretary, Thermodynetics, Inc., 651 Day Hill Road, Windsor, Connecticut 06095.


                                  OTHER MATTERS

         Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on said matters.

                       By Order of the Board of Directors

                                                     Thermodynetics, Inc.


                                                     Robert A. Lerman
                                                       President & CEO

Windsor, Connecticut 06095
October 14, 2005

Thermodynetics, Inc.                                                    Page A-1


                             AUDIT COMMITTEE CHARTER

      This Audit Committee Charter ("CHARTER") has been adopted by the Board of Directors (the "BOARD") of Thermodynetics, Inc. (the "COMPANY"). The Audit Committee of the Board (the "COMMITTEE") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

      The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three (3) directors, who are each free of any relationship that in the opinion of the Board may interfere with such member's individual exercise of independent judgment. Each Committee member shall, to the extent possible, also meet the independence and financial literacy requirements for serving on audit committees and at least one member shall have accounting or related financial management expertise all as set forth in the applicable rules of the NASDAQ. The Committee shall maintain free and open communication with the independent auditors, the internal auditors when applicable and Company management. In discharging its oversight role the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

      One member of the Committee shall be appointed as chairperson (the "AUDIT-CHAIR"). The Audit-Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas and making, regular reports to the Board. The Audit-Chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit, when appropriate.

      The Committee shall meet at least four (4) times a year or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

      The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff, when applicable) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company accounting, auditing, internal control and financial reporting practices than the Committee does;

Thermodynetics, Inc.                                                    Page A-2

accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Responsibilities

      The following responsibilities shall be the general recurring activities of the Committee in carrying out its oversight role. These responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee shall be responsible for:

     o Meeting at least four (4) times a year or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

     o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company, which auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     o Evaluating, together with the Board and management, the performance of the independent auditors and where appropriate replacing such auditors.

     o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take appropriate actions to oversee and satisfy itself as to the auditors' independence.

     o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-KSB).

     o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the U.S. Securities and Exchange Commission.

     o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     o Discussing with a representative of management and the independent auditors (1) the interim financial information contained in the Company's Quarterly Report on Form 10-QSB prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Audit-Chair in person or by telephone.)

     o Overseeing internal audit activities, when applicable, including, discussing, with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results,

Thermodynetics, Inc.                                                    Page A-3

       budget and staffing.

     o Discussing, with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     o Discussing, with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or Governmental agencies.

     o Discussing with the management and the independent auditors any possible new accounting or auditing standards that are under consideration by FASB or a governmental agency and the possible impact on the Company's audit process and financial statements.

Duties

      In order to meet fully the oversight responsibilities of the Committee, the Committee will undertake the following additional duties:

     o Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.

     o  Reviewing the annual management letter (with the independent auditors).

     o Reviewing compliance with conflict of interest transactions and ethical conduct and the procedures to monitor such compliance.

     o  Reviewing the audit committee charter.

     o  Reviewing financial press releases.

     o  Reviewing  the  performance  of  the  chief  financial  officer,   chief
        accounting officer and director of internal audit.

     o Reviewing and concurring in the appointment, replacement, reassignment, or dismissal of the chief financial officer, chief accounting officer or the director of internal audit.

     o  Reviewing, confirming, and assuring the objectivity of internal audit.

     o Reviewing policies and procedures with respect to expense accounts of senior management.

     o  Reviewing and approving audit fees.

     o  Self-assessing audit committee performance.

     o  Other appropriate duties as delegated by the Board of Directors.


TDYT Committees SarOx Act 2004 (Audit Committee Charter 06-09-05)

PROXY      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY

                   Please Sign and Return this Proxy Promptly

                              THERMODYNETICS, INC.

                Annual Meeting of Stockholders - November 14, 2005

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints John F. Ferraro and Robert A. Lerman, or any one of them acting in the absence of the other, as attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Thermodynetics, Inc., a Delaware corporation, to be held at the Company's principal offices at 651 Day Hill Road, Windsor, Connecticut 06095 at 9:30 A.M. (EST) on Monday, November 14, 2005 and at any adjournments thereof, and to vote all shares of stock of said Company standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at such meeting. The undersigned directs that this Proxy be voted as follows:

1.       To elect five (5) directors (Proposal One).

         Nominees: Robert A. Lerman, John F. Ferraro, Anthony C. Mirabella, John J. Hughes, Fred H. Samuelson

         FOR ALL [ ]                  FOR ALL, EXCEPT [ ]

         AGAINST ALL [ ]              List of Nominees Against:_________________

2. In their discretion, on all other matters that may properly come before the meeting.

         AUTHORITY GRANTED [ ]        AUTHORITY WITHHELD [ ]
                                      (Continued and to be SIGNED on other side)

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR ANY ITEM, THIS PROXY WILL BE VOTED FOR THAT ITEM. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                     Dated:_________________________________2005

                                     ___________________________________________

                                     ___________________________________________



                                    (Signature  of   Stockholder)   Please  sign
                                    exactly as name  appears on this  Proxy.  If
                                    shares are registered in more than one name,
                                    the  signatures  of  all  such  persons  are
                                    required.  A corporation  should sign in its
                                    full  corporate  name  by a duly  authorized
                                    officer,   stating   the  title.   Trustees,
                                    guardians,   executors  and   administrators
                                    should  sign  in  their  official  capacity,
                                    giving  their  full  title  as  such.  If  a
                                    partnership,     please    sign    in    the
                                    partnership's name by an authorized person.




                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY


         No postage is required if returned in the enclosed envelope and mailed in the United States

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS